Exhibit 10.2
Grant No.: _____
CANYON RESOURCES CORPORATION
2006 OMNIBUS EQUITY INCENTIVE PLAN
RESTRICTED STOCK AGREEMENT
     Canyon Resources Corporation, a Delaware corporation (the “Company”), hereby grants shares of its common stock, $0.01 par value, (the “Stock”) to the Grantee named below, subject to the vesting conditions set forth in the attachment. Additional terms and conditions of the grant are set forth in this cover sheet, in the attachment and in the Company’s 2006 Omnibus Equity Incentive Plan (the “Plan”).
Grant Date: ____________, 200_
Name of Grantee: ____________
Grantee’s Social Security Number: _______-______-______
Number of Shares of Stock Covered by Grant: ____________
Purchase Price per Share of Stock: $_______.______
     By signing this cover sheet, you agree to all of the terms and conditions described in the attached Agreement and in the Plan, a copy of which is also attached. You acknowledge that you have carefully reviewed the Plan, and agree that the Plan will control in the event any provision of this Agreement should appear to be inconsistent.

Grantee:

(Signature)

Company:

(Signature)

Title:

Attachment
This is not a stock certificate or a negotiable instrument.

CANYON RESOURCES CORPORATION
2006 OMNIBUS EQUITY INCENTIVE PLAN
RESTRICTED STOCK AGREEMENT

Restricted Stock/ Nontransferability	This grant is an award of Stock in the number of shares set forth on the cover sheet, at the purchase price set forth on the cover sheet, and subject to the vesting conditions described below (“Restricted Stock”). [You agree to pay the Purchase Price for the Restricted Stock concurrent with your execution of this agreement.] [The Purchase Price for the Restricted Stock is deemed paid by your services to the Company.] To the extent not yet vested, your Restricted Stock may not be transferred, assigned, pledged or hypothecated, whether by operation of law or otherwise, nor may the Restricted Stock be made subject to execution, attachment or similar process.

Issuance and Vesting	The Company will issue your Restricted Stock in your name as of the Grant Date.

[Your right to the Stock under this Restricted Stock grant vests as to one-fourth (1/4) of the total number of shares covered by this grant, as shown on the cover sheet, on the one-year anniversary of the Grant Date, provided you then continue in Service. Thereafter, for each such vesting date that you remain in Service, the number of shares of Stock as to which you acquire the right shall vest at the rate of one-forty eighth (1/48) per month as of the first day of each month following the month in which the one-year anniversary of the Grant Date occurred. The resulting aggregate number of vested shares will be rounded to the nearest whole number, and you cannot vest in more than the number of shares covered by this grant. /or/ The restricted stock granted hereunder shall immediately vest upon the date of grant and shall not be subject to any further vesting requirements.]

No additional shares of Stock will vest after your Service has terminated for any reason.

[Forfeiture of Unvested Stock]	[In the event that your Service terminates for any reason, you will forfeit to the Company all of the shares of Stock subject to this grant that have not yet vested.]

Escrow	The certificates for the Restricted Stock shall be deposited in escrow with the Secretary of the Company to be held in accordance with the provisions of this paragraph. The deposited certificates shall remain in escrow until such time or times as the certificates are to be released or otherwise surrendered for cancellation as discussed below. Upon delivery of the certificates to the Company, you shall be issued an instrument of deposit acknowledging the number of shares of Stock delivered in escrow to the Secretary of the Company.

All regular cash dividends on the Stock (or other securities at the time held in escrow) shall be paid directly to you and shall not be held in escrow. However, in the event of any stock dividend, stock split, recapitalization or other change affecting the Company’s outstanding Stock as a class effected without receipt of consideration or in the event of a stock split, a stock dividend or a similar change in the Stock, any new, substituted or additional securities or other property which is by reason of such transaction distributed with respect to the Stock shall be immediately delivered to the Secretary of the Company to be held in escrow hereunder, but only to the extent the Stock is at the time subject to the escrow requirements hereof.

As your interest in the shares vests, as described above, the certificates for such vested shares shall be released from escrow and delivered to you, at your request, within 30 days of their vesting.

Withholding Taxes	You agree, as a condition of this grant, that you will make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the vesting of Stock acquired under this grant. In the event that the Company determines that any federal, state, local or foreign tax or withholding payment is required relating to the vesting of shares arising from this grant, the Company shall have the right to require such payments from you, or withhold such amounts from other payments due to you from the Company or any Affiliate.

Code Section 83(b) Election	Under Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), the difference between the purchase price paid for the shares of Stock and their fair market value on the date any forfeiture restrictions applicable to such shares lapse will be reportable as ordinary income at that time. For this purpose, “forfeiture restrictions” include the Company’s Repurchase Right as to unvested Stock described above. You may elect to be taxed at the time the shares are acquired rather than when such shares cease to be subject to such forfeiture restrictions by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after the Grant Date. You will have to make a tax payment to the extent the purchase price is less than the fair market value of the shares on the Grant Date. No tax payment will have to be made to the extent the purchase price is at least equal to the fair market value of the shares on the Grant Date. The form for making this election is attached as Exhibit A hereto. Failure to make this filing within the thirty (30) day period will result in the recognition of ordinary income by you (in the event the fair market value of the shares increases after the date of purchase) as the forfeiture restrictions lapse.

YOU ACKNOWLEDGE THAT IT IS YOUR SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(b), EVEN IF YOU REQUEST THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON YOUR BEHALF. YOU ARE RELYING SOLELY ON YOUR OWN ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE ANY CODE SECTION 83(b) ELECTION.

Retention Rights	This Agreement does not give you the right to be retained by the Company (or any parent, Subsidiaries or Affiliates) in any capacity. The Company (and any parent, Subsidiaries or Affiliates) reserve the right to terminate your Service at any time and for any reason.

Shareholder Rights	You have the right to vote the Restricted Stock and to receive any dividends declared or paid on such stock. Any distributions you receive as a result of any stock split, stock dividend, combination of shares or other similar transaction shall be deemed to be a part of the Restricted Stock and subject to the same conditions and restrictions applicable thereto. The Company may in its sole discretion require any dividends paid on the Restricted Stock to be reinvested in shares of Stock, which the Company may in its sole discretion deem to be a part of the shares of Restricted Stock and subject to the same conditions and restrictions applicable thereto. Except as described in the Plan, no adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued.

Adjustments	In the event of a stock split, a stock dividend or a similar change in the Company stock, the number of shares covered by this grant may be adjusted (and rounded down to the nearest whole number) pursuant to the Plan. Your Restricted Stock shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

Legends	All certificates representing the Stock issued in connection with this grant shall, where applicable, have endorsed thereon the following legends:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.”

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

The Plan	The text of the Plan is incorporated in this Agreement by reference. Certain capitalized terms used in this Agreement are defined in the Plan, and have the meaning set forth in the Plan.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this grant of Restricted Stock. Any prior agreements, commitments or negotiations concerning this grant are superseded.

Data Privacy	In order to administer the Plan, the Company may process personal data about you. Such data includes, but is not limited to, the information provided in this Agreement and any changes thereto, other appropriate personal and financial data about you such as home address and business addresses and other contact information, payroll information and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan.

By accepting this grant, you give explicit consent to the Company to process any such personal data. You also give explicit consent to the Company to transfer any such personal data outside the country in which you work or are employed, including, with respect to non-U.S. resident Grantees, to the United States, to transferees who shall include the Company and other persons who are designated by the Company to administer the Plan.

Consent to Electronic Delivery	The Company may choose to deliver certain statutory materials relating to the Plan in electronic form. By accepting this grant, you agree that the Company may deliver the Plan prospectus and the Company’s annual report to you in an electronic format. If at any time you would prefer to receive paper copies of these documents, as you are entitled to, the Company would be pleased to provide copies. Please contact ___ at ___ to request paper copies of these documents.
     By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.

EXHIBIT A
ELECTION UNDER SECTION 83(b) OF
THE INTERNAL REVENUE CODE
     The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:
     1. The name, address and social security number of the undersigned:

Name:

Address:

Social Security No. :

     2. Description of property with respect to which the election is being made:
           shares of common stock, par value $.01 per share, Canyon Resources Corporation, a Delaware corporation, (the “Company”).
     3. The date on which the property was transferred is           , 200_.
     4. The taxable year to which this election relates is calendar year 200_.
     5. Nature of restrictions to which the property is subject:
     The shares of stock are subject to the provisions of a Restricted Stock Agreement between the undersigned and the Company. The shares of stock are subject to forfeiture under the terms of the Agreement.
     6. The fair market value of the property at the time of transfer (determined without regard to any lapse restriction) was $           per share, for a total of $          .
     7. The amount paid by taxpayer for the property was $          .
     8. A copy of this statement has been furnished to the Company.
Dated:           , 200_

Taxpayer’s Signature

Taxpayer’s Printed Name

PROCEDURES FOR MAKING ELECTION
UNDER INTERNAL REVENUE CODE SECTION 83(b)
          The following procedures must be followed with respect to the attached form for making an election under Internal Revenue Code section 83(b) in order for the election to be effective:1
          1. You must file one copy of the completed election form with the IRS Service Center where you file your federal income tax returns within 30 days after the Grant Date of your Restricted Stock.
          2. At the same time you file the election form with the IRS, you must also give a copy of the election form to the Secretary of the Company.
          3. You must file another copy of the election form with your federal income tax return (generally, Form 1040) for the taxable year in which the stock is transferred to you.

[1]	Whether or not to make the election is your decision and may create tax consequences for you. You are advised to consult your tax advisor if you are unsure whether or not to make the election.